Amendment No. 4 to Amended and Restated Motor Vehicle Installment Contract
                           Loan and Security Agreement

     This Amendment is entered into by and between Ugly Duckling Corporation, successor in interest to Ugly Duckling Holdings, Inc. ("Ugly Duckling"), a Delaware corporation; Ugly Duckling Car Sales and Finance Corporation ("UDCSFC"), an Arizona corporation formerly known as Duck Ventures, Inc.; Ugly Duckling Credit Corporation ("UDCC") formerly known as Champion Acceptance Corporation, an Arizona corporation; Ugly Duckling Car Sales, Inc. ("Sales"); an Arizona corporation; Champion Financial Services, Inc. ("Champion"), an Arizona corporation; Ugly Duckling Car Sales Florida, Inc. ("Car Sales Florida"), a Florida corporation; Ugly Duckling Car Sales Texas, L.L.P. ("Car Sales Texas"), an Arizona limited liability partnership; Ugly Duckling Car Sales New Mexico, Inc. ("Car Sales New Mexico"), a New Mexico corporation; Ugly Duckling Car Sales California, Inc. ("Car Sales California"), a California corporation; Ugly Duckling Car Sales Georgia, Inc. ("Car Sales Georgia"), a Georgia corporation; Cygnet Financial Corporation ("Cygnet'), a Delaware corporation; Cygnet Dealer Finance, Inc. ("Dealer Finance"), an Arizona corporation; Cygnet Finance
Alabama, Inc. ("Cygnet Alabama"), an Arizona corporation; Cygnet Support Services, Inc. ("Services"), an Arizona corporation; Cygnet Financial Services, Inc. ("Cygnet Services"), an Arizona corporation; Cygnet Financial Portfolio, Inc. ("Cygnet Portfolio"), an Arizona corporation; (all of the foregoing entities collectively referred to herein as "Borrower"); and General Electric Capital Corporation, a New York corporation ("Lender").

                                    RECITALS

       A. Borrower and Lender are parties to an Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement dated as of August 15, 1997, as amended by an Assumption and Amendment Agreement dated October 23, 1997, Amendment No. 1 dated December 22, 1997, Amendment No. 2 dated September 9, 1998 and Amendment No. 3 dated January 18, 1999 (the Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement as so amended is referred to herein as the "Agreement") pursuant to which Lender agreed to make Advances to Existing Borrower on the terms and conditions set forth in the Agreement.

       B. Borrower and Lender desire to amend certain provisions of the Agreement pursuant to the terms set forth in this Amendment.

       In   consideration   of  the   premises   and  other  good  and  valuable
consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

     1. Defined Terms. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the same meaning given to such term(s) in the Agreement.

     2. Amendments to Agreement. Effective as of June 30, 1999 , the Agreement is hereby amended as follows:

     (a) Cash Flow Based Interest Coverage Ratio. The definition of Cash Flow Based Interest Coverage Ratio in Section 16.0 of the Agreement shall be deleted; provided, however, should Borrower revert to utilizing any form of "gain on sale" accounting treatment on future securitizations, the Cash Flow Based Interest Coverage Ratio definition shall be reinstated.

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

     (b)  Financial Condition. Section 13.6 of the Agreement shall be amended in
          its   entirety  to  read  as   follows:
          Financial Condition.
          (A)  Borrower shall not allow its Debt Ratio to exceed 2.2:1.
          (B) Borrower shall maintain a Net Worth of at least One Hundred Fifty Million Dollars ($150,000,000.00) at all times. If Borrower is in default of any securitized tranche/trust, Net Worth shall be reduced by the residual value associated with the defaulted securitization.
          (C) Borrower shall maintain an Interest Coverage ratio each quarter of at least the following level:

              Quarter                                Ratio
              -------                                -----
              2Q 1999                                0.60
              3Q 1999                                0.70
              4Q 1999                                0.80
              1Q 2000                                1.15
              2Q 2000                                1.25
              3Q 2000 and thereafter                 1.30
              If,  however,  Borrower  reverts to utilizing any form of "gain on
              sale"  accounting   treatment  on  future   securitizations,   the
              modification of the Interest Coverage ratio covenant listed above is automatically deleted from the Agreement and the Interest Coverage ratio of 1.5 is automatically reinstated.

          (D)  Borrower's Rolling Average Delinquency shall not exceed 8.5%.

          (E)  Borrower's   three-month   Rolling  Average   Managed   Portfolio
               Delinquency shall not exceed 10%.

          (F)  Borrower's Average Charged-Off Losses shall not exceed 1.75%.

          (G) Borrower's Average Charged-Off Losses for all Managed Portfolio Contracts shall not exceed 2.75%.

          (H) Borrower's Managed Portfolio Leverage Ratio shall not exceed: (i) 3.5:1 from the effective date of Amendment No. 2 until the 1-year anniversary of the effective date of Amendment No. 2; and (ii) 4.0:1 thereafter.

          (I) Borrower's Rolling Average Managed Portfolio Deferral Rate shall not exceed 2.25.

          (J) Lender may, in its sole discretion, amend the Rolling Average Delinquency on an annual basis.

          (K) Borrower shall notify Lender in writing, promptly upon its learning thereof of any material adverse change in the financial condition of Borrower, Validity of Collateral Guarantor, or Guarantor.

          (L) Borrower shall provide Lender a monthly report on Borrower's Motor Vehicle inventory detailing Borrower's purchase price for all such inventory, which shall be received by Lender by the 15th of each calendar month.


     (c) Loans and Advances. Section 14.3 is deleted in its entirety and replaced with the following:

           Loans and Advances. Except for routine and customary salary advances, Borrower shall not make any unsecured loans or other advances of money to officers, directors, employees, stockholders or Affiliates in excess of Two Million Dollars ($2,000,000.00) in total. Borrower shall not incur any long term or working capital debt (other than the Indebtedness) secured by Contracts, and shall not create, incur,

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

           assume or suffer to exist any short term indebtedness which is not Subordinated Debt. All obligations and security interests owned by any Borrower with respect to any other Borrower are subordinated to the Loan and the Lender's security interest in the Collateral. Borrower shall not have loans or purchases of more than Three Million Five Hundred Dollars ($3,500,000) outstanding at the same time under any Dealer Contract, except for DCT and Texas Auto Outlet.

     (d) Debt Ratio. The definition of "Debt Ratio" in Section 16.0 of the Agreement is amended in its entirety to be:

          Debt Ratio: the debt-to-equity ratio of Borrower, calculated in accordance with generally accepted accounting principles by comparing Borrower's total liabilities other than Subordinated Debt less amounts owed by any bankruptcy-remote subsidiary via associated securitization trusts to unaffiliated bondholders or certificate holders which are included in Borrower's on-book liabilities (including amounts owed to any bondholders who may not have any legal recourse to any non-bankruptcy remote subsidiaries), divided by Net Worth of Borrower.

     (e) Managed Portfolio Leverage Ratio. The definition of "Managed Portfolio Leverage Ratio" in Section 16.0 of the Agreement is amended in its entirety to be:

          Managed Portfolio Leverage Ratio: Borrower's on-book liabilities other than Subordinated Debt, plus amounts owed by any bankruptcy-remote subsidiary via associated securitization trusts to unaffiliated bondholders or certificate holders which are not included in Borrower's on-book liabilities (including amounts owed to any bondholders who may not have any legal recourse to any non-bankruptcy remote subsidiaries), divided by Net Worth of Borrower.

     3. Incorporation of Amendment: The parties acknowledge and agree that this Amendment is incorporated into and made a part of the Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, are hereby affirmed and ratified and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision of the Agreement, the terms and provisions of this Amendment shall control. Each reference to the Agreement shall be a reference to the Agreement as amended by this Amendment. This Amendment, taken together with the Agreement, which is affirmed and ratified by Borrower, contains the entire agreement among the parties regarding the transactions described herein and supersedes all prior agreements, written or oral, with respect thereto.

     4. Borrower Remains Liable. Borrower hereby confirms that the Agreement and each document executed by Borrower in connection therewith continue unimpaired and in full force and effect and shall cover and secure all of Borrower's existing and future obligations to Lender.

     5. Headings. The paragraph headings contained in this Amendment are for convenience of reference only and shall not be considered a part of this Amendment in any respect.

     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona. Nothing herein shall preclude Lender from bringing suit or taking other legal action in any jurisdiction.

     7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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

IN WITNESS WHEREOF, the undersigned have entered into this Amendment as of July 19, 1999.

GENERAL ELECTRIC CAPITAL
CORPORATION                                                   UGLY DUCKLING CAR SALES, INC.

By: /S/ JEFF BATKA                                            By:  /S/ JON D. EHLINGER
Title:  Account Executive                                     Title:  Secretary

UGLY DUCKLING CORPORATION                                     UGLY DUCKLING CAR SALES NEW MEXICO, INC.

By:  /S/ DONALD L. ADDINK                                     By:  /S/ JON D. EHLINGER
Title: Vice President                                         Title:  Secretary

UGLY DUCKLING CAR SALES AND                                   CHAMPION FINANCIAL SERVICES, INC.
FINANCE CORPORATION

By:  /S/ JON D. EHLINGER                                      By:  /S/ JON D. EHLINGER
Title:  Secretary                                             Title: Secretary

UGLY DUCKLING CAR SALES FLORIDA,                              UGLY DUCKLING CREDIT CORPORATION

By: /S/ JON D. EHLINGER                                       By:   /S/ JON D. EHLINGER
Title:  Secretary                                             Title: Secretary

UGLY DUCKLING CAR SALES TEXAS,                                UGLY DUCKLING CAR SALES
L.L.P.                                                        CALIFORNIA, INC.
By: Ugly Duckling Car Sales, Inc.
Its:  General Partner                                         By:  /S/ JON D. EHLINGER
                                                              Title:  Secretary
By: /S/ JON D. EHLINGER
Title: Secretary                                              UGLY DUCKLING CAR SALES GEORGIA, INC.
                                                              By:  /S/ JON D. EHLINGER
                                                              Title:  Secretary

CYGNET FINANCIAL CORPORATION                                  CYGNET DEALER FINANCE, INC.
By: /S/ DONALD L. ADDINK                                      By: /S/ JUDITH A. BOYLE
Title: Vice President                                         Title:  Secretary

CYGNET FINANCE ALABAMA, INC.                                  CYGNET SUPPORT SERVICES, INC.

By: /S/ JUDITH A. BOYLE                                       By: /S/ JUDITH A. BOYLE
Title: Secretary                                              Title: Secretary

CYGNET FINANCIAL SERVICES, INC.                               CYGNET FINANCIAL PORTFOILIO, INC.

By: /S/ DONALD L. ADDINK                                      By: /S/ DONALD L. ADDINK
Title: Vice President                                         Title: Vice President

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